Exhibit 5.2

[Letterhead of Barnes & Thornburg LLP]

March 11, 2016

Xylem, Inc.

1 International Drive

Rye Brook, NY 10573

Ladies and Gentlemen:

We have acted as special Indiana counsel to Xylem, Inc., an Indiana corporation (the “Company”) in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, file no. 333-207672 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein, the preliminary prospectus supplement, dated March 4, 2016, filed with the Commission on March 4, 2016 pursuant to Rule 424(b) of the Securities Act (the “Preliminary Prospectus Supplement”), the final prospectus supplement, dated as of March 4, 2016 filed with the Commission on March 8, 2016 pursuant to Rule 424(b) of the Securities Act (the “Final Prospectus Supplement” and, collectively with the Preliminary Prospectus Supplement, the “Prospectus Supplement”), and the offering by the Company pursuant thereto of €500,000,000 aggregate principal amount of the Company’s 2.250% Senior Notes due 2023 (the “Notes”) in the manner set forth in the Registration Statement and the Prospectus Supplement.

The Notes have been issued pursuant to the Indenture dated as of March 11, 2016 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as indenture trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 1, dated as of March 11, 2016 (the “First Supplemental Indenture”) and Supplemental Indenture No. 2, dated March 11, 2016 (the “Second Supplemental Indenture” and together with the First Supplemental Indenture and the Base Indenture, the “Indenture”) between the Company and the Trustee.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the certificates evidencing the global Notes (the “Notes Documents”). We have also examined such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

March 11, 2016

1. The Company is validly existing under the laws of the State of Indiana and has all requisite power to execute, deliver and perform its obligations under the Notes Documents.

2. The execution and delivery by the Company of the Notes Documents and the performance of its obligations thereunder have been duly authorized by all necessary corporate action.

Our opinion speaks as of the date hereof. We render no opinions herein as to matters involving the laws of any jurisdiction other than the State of Indiana. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and under the caption “Validity of the Notes” the Prospectus Supplement. In giving these consents, we do not thereby admit that we am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ BARNES & THORNBURG LLP
BARNES & THORNBURG LLP